EXHIBITS 5.1 AND 23.1

             OPINION AND CONSENT OF ASTOR WEISS KAPLAN & MANDEL, LLP

                        ASTOR WEISS KAPLAN & MANDEL, LLP
                                  The Bellevue
                                   Sixth Floor
                             200 South Broad Street
                             Philadelphia, PA 19102


                                                                   June 10, 2002

Board of Directors
eContent Inc.
2455 East Sunrise Blvd. #703
Ft. Lauderdale, Fl 33401


            Re:  eContent, Inc.
                 Registration Statement On Form S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of common stock, par value $.08 per share (the "Common Stock") of eContent, Inc. (the "Company"), included in the Registration Statement on Form S-8 (the "Form S-8") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As special securities counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form S-8 will, once issued as contemplated under the Form S-8, shall have been duly and validly issued, and shall be fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the Commonwealth of Pennsylvania, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America and the General Corporation Law of the State of Delaware referred to herein.

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         We hereby consent to the filing of this opinion as an exhibit to the
Form S-8. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                   Sincerely,


                                   ASTOR WEISS KAPLAN & MANDEL, LLP

                                   /s/ Astor Weiss Kaplan & Mandel, LLP